Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(127,046,770)
Unrealized Gain (Loss) on Market Value of Commodity Futures	49,836,313
Dividend Income	5,324
Interest Income	6,674
ETF Transaction Fees	9,000
Total Income (Loss)	$(77,189,459)

Expenses
General Partner Management Fees	$200,356
Professional Fees	44,975
Brokerage Commissions	72,109
Directors' Fees and insurance	7,686
NYMEX License Fee	5,009
Total Expenses	$330,135
Net Income (Loss)	$(77,519,594)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/21	$460,635,358
Additions (2,500,000 Shares)	30,084,348
Withdrawals (3,300,000 Shares)	(41,665,721)
Net Income (Loss)	(77,519,594)

Net Asset Value End of Month	$371,534,391
Net Asset Value Per Share (29,984,588 Shares)	$12.39

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596